SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  8/31/2007
FILE NUMBER 811-2729
SERIES NO.: 2

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Institutional  Class                                       $   104,585
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Private Investment Class                                   $    42,516
        Personal Investment Class                                  $    15,597
        Cash Management Class                                      $    84,181
        Reserve  Class                                             $     4,039
        Resource  Class                                            $    18,042
        Corporate Class                                            $     4,064

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Institutional  Class                                       $    0.0505
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Private Investment Class                                        0.0475
        Personal Investment Class                                       0.0450
        Cash Management Class                                           0.0497
        Reserve  Class                                                  0.0418
        Resource  Class                                                 0.0489
        Corporate Class                                                 0.0502

74U.  1 Number of shares outstanding (000's Omitted)
        Institutional  Class                                         3,305,742
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Private Investment Class                                     1,250,545
        Personal Investment Class                                      414,544
        Cash Management Class                                        2,833,300
        Reserve  Class                                                  69,739
        Resource  Class                                                375,684
        Corporate Class                                                448,123